                                                                     Exhibit 5.1


                               [LETTERHEAD OF E&A]



                                          January 31, 2000





QK Healthcare, Inc.
2060 Ninth Avenue
Ronkonkoma, New York 11779

Ladies and Gentlemen:

      We have acted as counsel to QK Healthcare, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (the "Registration Statement") on Form S-1 (Reg. No. 333-88769) relating to the public offering by the Company of an aggregate of 15,410,000 shares (including 2,010,000 shares subject to an over-allotment option) of the Company's common stock, $.001 par value per share (the "Common Stock").

      In the above capacity and for the purposes of rendering the opinions set forth below, we have examined and relied upon executed copies of the Registration Statement and upon copies of the related prospectus, dated the date hereof (the "Prospectus"). We have also examined and relied upon: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the By-laws of the Company; (c) originals or copies of all such corporate records, certificates of officers and/or other representatives of the Company and/or public officials and other documents and instruments as we have deemed necessary or appropriate for purposes of rendering the opinions set forth below.

      In our examination, we have assumed, without investigation or independent verification, the legal capacity of all natural persons, the genuineness of all signatures, the authority of all signatories (other than those signing on behalf of the Company), the authenticity of all documents submitted to us as originals, the conformity with original documents of all documents submitted to us as copies and the authenticity of such original documents. As to any other facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon statements or representations of officers and/or other representatives of the Company.

      We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York and, to the extent expressly set forth herein, the federal laws of the United States of America and the State of Delaware. While we are not admitted to the Bar in Delaware, based upon our practice or representation of corporations incorporated under the laws of the State of Delaware, we believe that we have the requisite familiarity to render the opinions set forth herein insofar as they relate to matters governed by Delaware General Corporation Law (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting of the DGCL and the applicable provisions of the Delaware Constitution.

      Based upon the foregoing examination, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that, as of the date hereof:

            1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            2. The shares of Common Stock have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          EDWARDS & ANGELL, LLP

                                          By  /s/ Christine M. Marx
                                             ----------------------------------
                                             Christine M. Marx
                                             Partner


                                      -2-